Exhibit 10.3

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.Basic Provisions ("Basic Provisions").

1.1Parties. This Lease ("Lease"), dated for reference purposes only December 4, 2019, is made by and between RAF PACIFICA GROUP - REAL ESTATE FUND IV, LLC, a California limited liability company; ARKA MONTEREY PARK, LLC, a Utah limited liability company; and 170 ARROWHEAD PARTNERS, LLC, a California limited liability company (collectively "Lessor") and ALPHATEC SPINE, INC., a California corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

1.2Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as (street address, city, state, zip): 1950 Camino Vida Roble, Carlsbad, CA 92008 ("Premises"). The Premises are located in the County of San Diego, and are generally described as (describe briefly the nature of the property and, if applicable, the "Project," if the property is located within a Project): an approximately 121,541 rentable square foot industrial building and associated parking areas, as depicted on Exhibit A. (See also Paragraph 2)

1.3Term: ten (10) years and ~~-______~~ months ("Original Term") commencing November 15, 2020 ("Commencement Date") and ending November 30, 2030 ("Expiration Date"). (See also Paragraph 3) Notwithstanding the foregoing, the Commencement Date and the Expiration Date shall be subject to the provisions of Section 5.1 (Lessor Delay) in the Work Letter.

1.4Early Possession: ~~If the Premises are available~~ Lessee shall ~~may~~ have ~~non-~~exclusive possession of the Premises subject to Lessor's entry to perform the Lessor Work and Roof Coating, and subject to the Parking Leases (as those terms are defined herein) commencing upon full execution of this Lease, payment of monies due pursuant to Paragraph 1.6 and Lessee's delivery of the certificates of insurance as required by Paragraph 8.5 of this Lease ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

1.5Base Rent: $195,000.00 per month ("Base Rent"), payable on the first day of each month commencing on the Commencement Date. (See also Paragraph 4 and Paragraph 53)

☑If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph   51             .

1.6Base Rent and Other Monies Paid Upon Execution:

(a)	Base Rent: $195,000.00 for the period first calendar month of the Original Term.
(b)	Security Deposit: $309,237.70 ("Security Deposit"). (See also Paragraph 5)
(c)	Association Fees: ------- for the period -------- .
(d)	Other: $34,695.00 for Operating Expenses (as defined herein) for the first calendar month of the Original Term.
(e)	Total Due Upon Execution of this Lease: $538,932.70.

1.7Agreed Use: General office, manufacturing, assembly and warehouse for a manufacturer and seller of medical devices and other uses incidental to such manufacture and sales to the extent permitted by Applicable Requirements. (See also Paragraph 6)

1.8Insuring Party. Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

1.9Real Estate Brokers. (See also Paragraph 15 and 25)

(a)Representation: Each Party acknowledges receiving a Disclosure Regarding Real Estate Agency Relationship, confirms and consents to the following agency relationships in this Lease with the following real estate brokers ("Broker(s)") and/or their agents ("Agent(s)"):

☑Lessor's Brokerage Firm Cushman & Wakefield License No.              Is the broker of (check one): ☑ the Lessor; or ☐ both the Lessee and Lessor (dual agent).

Lessor's Agent Aric Starck License No.                 is (check one): ☑ the Lessor's Agent (salesperson or broker associate); or ☐ both the Lessee's Agent and the Lessor's Agent (dual agent).

Lessee's Brokerage Firm Savills, Inc. License No.               Is the broker of (check one):☑ the Lessee; or ☐ both the Lessee and Lessor (dual agent).

Lessee's Agent (Bob McGriff, Michael Labelle, Bridget Garwitz) License No.                is (check one): ☑ the Lessee's Agent (salesperson or broker associate); or ☐ both the Lessee's Agent and the Lessor's Agent (dual agent).

(b)Payment to Brokers. ~~Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of-                -or-             -% of the total Base Rent) for the brokerage services rendered by the Brokers.~~(See Paragraph 59)

1.10Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A ("Guarantor"). (See also Paragraph 37)

1.11Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑an Addendum consisting of Paragraphs   51              through   67             ;

☑a plot plan depicting the Premises (Exhibit A);

☐a current set of the Rules and Regulations;

☑a Work Letter (Exhibit B);

☑other (specify): Option(s) to Extend (Paragraph 68); Environmental Disclosure Statement (Exhibit C).

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2.Premises.

2.1Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee or changes made to the existing elements of the Premises by Lessee, shall be in good operating condition on said date~~, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "Building") shall be free of material defects,~~ the roof shall be free of leaks (upon Lessor's installation of the Roof Coating as provided in Paragraph 53), and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 12 months from installation of the Roof Coating as to the roof membrane, ~~6 months as to the HVAC systems,~~ (ii) 6 months from Start Date as to the existing elevator, and (iii) 6 months from the Commencement Date ~~30 days~~ as to the remaining systems (including the HVAC systems) and other elements of the ~~Building~~ building on the Premises (the "Building"). If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense. Lessor also warrants, that unless otherwise specified in writing, Lessor is unaware of (i) any recorded Notices of Default affecting the Premise; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding affecting the Premises.

2.3Compliance. Lessor warrants that ~~to the best of its knowledge~~ the ~~improvements on the~~ Premises comply with the building codes, applicable laws, covenants or restrictions of record including, but not limited to, the Declaration of Covenants, Conditions and Restrictions recorded on September 12, 1986 as Instrument No. 86-401456, as amended by the First Amendment recorded on January 28, 1987 as Instrument No. 87-048040, and as further amended by the Declaration of Annexation of Phase II recorded on October 30, 1990 as Instrument No. 90-589282 (collectively, the "CC&Rs"), regulations, and ordinances including without limitation the Americans with Disabilities Act ("Applicable Requirements") that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee's specific and unique use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. For purposes of this Lease all references to Lessee's "specific and unique" use shall mean Lessee's operation as manufacturer and seller of medical devices (as compared with general office, research and development and other industrial uses). Lessor shall not unilaterally approve any changes to the CC&Rs that materially and adversely affect Lessee's use of the Premises without Lessee's consent. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall~~, except as otherwise provided,~~ promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Commencement ~~Start~~ Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

(a)Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee ~~as compared with uses by tenants in general~~, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, ~~on the date that on which the Base Rent is due, an amount equal to 1/144th of~~ as Operating Expenses, the portion of such costs reasonably attributable to the Premises and amortized over the useful life of the Capital Expenditure as more fully set forth in Paragraph 56. Lessee shall pay ~~Interest~~ interest at the rate of 7.5% per annum on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last ~~2 years~~ 12 months of this Lease ~~or if Lessor reasonably determines that it is not economically feasible to pay its share thereof~~, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c)~~Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements~~. If the Capital Expenditures are i~~nstead~~ triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4Acknowledgements. Without limiting Lessor's warranties and other obligations set forth herein, Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor (except as set forth herein) as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee's decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

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2.5~~Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

3.Term.

3.1Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2Early Possession. ~~Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises.~~ If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent, Operating Expenses, Real Property Taxes and insurance premiums shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations ~~to pay Real Property Taxes and insurance premiums and~~ to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3~~Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

3.4Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, ~~including the payment of Rent,~~  notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.Rent.

4.1Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent"). All rent shall be payable to RAF Pacifica Group - Real Estate Fund IV, LLC, at the address set forth below its signature to this Lease, unless changed in accordance with Paragraph 23.

4.2Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. The Base Rent and estimated Operating Expenses paid by Lessee upon execution of this Lease pursuant to Paragraph 1.6 shall be applied to the first such amounts due and owing pursuant to this Lease. ~~Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing.~~ Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier's check. Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.

4.3Association Fees. In addition to the Base Rent, Lessee shall pay to Lessor each month pursuant to Paragraph 56 an amount equal to any owner's association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent.

5.Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. ~~If- the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent~~. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. ~~If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.~~ Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 60 ~~90~~ days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. Lessor shall ~~upon written request~~ provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. The Security Deposit shall be deemed to be held by RAF Pacifica Group - Real Estate Fund IV, LLC. THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH'S RENT.

6.Use.

6.1Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

6.2Hazardous Substances.

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(a)Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Except for any such Reportable Uses that are consistent with the Agreed Use, such as the use of industrial solvents typically used in light manufacturing, temporary storage of infectious waste incidental to Lessee’s research and development and sales training activities relating to medical devices, and the storage and use of Hazardous Substances otherwise incidental to those industrial uses included in the Agreed Use and permitted by the Applicable Requirements (collectively, the “Permitted Use”), Lessee shall not engage in any other activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. Any Permitted Use shall be subject to written disclosure to Lessor of the identity, quantity and location of the Hazardous Substances associated therewith, and evidence of Lessee’s compliance with Applicable Requirements required for the Permitted Use. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, in addition to the Permitted Use Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition any Permitted use or its consent to any other Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) by Lessee of reasonable protective modifications (such as concrete encasements) ~~and/or increasing the Security Deposit~~.

(b)Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, its agents, employees or invitees. ~~or any third party.~~

(d)Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages (but specifically excluding consequential, special or punitive damages), liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, its agents, employees or invitees ~~or any third party~~ (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)Lessor Indemnification. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation (but specifically excluding consequential, special or punitive damages), which result from Hazardous Substances which existed on the Premises prior to Lessee's occupancy or which are caused by the ~~gross~~ negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)Investigations and Remediations. Lessor hereby warrants that Lessor has not received any written notice of any Hazardous Substance Condition (as defined in subparagraph 9.1(e) below) on or under the Premises, or any requirement or order for an investigation of any portion of the Project to be taken pursuant to a state or federal environmental response or remediation statute, except as may have been disclosed in the Phase I report provided to Lessee prior to the execution of this Lease. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee's occupancy, or brought onto the Premises by Lessor or its agents, employees or contractors, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

(g)Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, and if the Hazardous Substance Condition was not caused by the negligence or willful misconduct of Lessor or its agents, invitees or contractorss, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination. If Lessee is unable to operate its business from the Premises for a period in excess of three (3) months due to Lessor's work of remediation, then Lessee shall be entitled to terminate this Lease without liability to Lessor, by written notice delivered to Lessor at any time after Lessee's operations have been interrupted for more than three (3) months as a result of such remediation work, with termination being effective 60 days following delivery of such notice.

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6.3Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall ~~immediately upon~~ promptly following receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor. In addition, Lessee shall provide Lessor with copies of its business license, certificate of occupancy and/or any similar document within 10 days of the receipt of a written request therefor.

6.4Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. 48 hours shall be considered reasonable notice for purposes of this Paragraph 6.4. Lessor shall cooperate with Lessee to arrange the timing of any such inspection and/or testing so as to minimize the interference with Lessee's operation at the Premises. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements that is the responsibility of Lessee to cure, or a Hazardous Substance Condition (see paragraph 9.1) that is the responsibility of Lessee to remediate is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor. Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater until Lessee complies with such requirements. ~~for the remainder to the Lease.~~ The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to allow such inspection and/or testing. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to such failure nor prevent the exercise of any of the other rights and remedies granted hereunder.

7.Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1Lessee's Obligations.

(a)In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), ~~and~~ 14 (Condemnation) and 55 (Lessor's Maintenance Obligations), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), ~~and~~ Alterations and Outdoor Amenities (as defined herein) in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior ~~and exterior~~ only), ~~found~~a~~tions,~~ ceilings, roofs, roof drainage systems, floors (including floor coverings), windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building. (See also Paragraph 55.)

(b)Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, ~~(iv) landscaping and irrigation systems, (v) roof covering and drains,~~ and (vi) clarifiers. However, Lessor reserves the right, upon notice to Lessee in the event that Lessor reasonably determines that any Lessee-retained contractor is not maintaining the applicable equipment in accordance with good maintenance practices, and provided that Lessee has not cured Lessor's objections within thirty (30) days, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)Failure to Perform. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d)Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

7.2Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) ~~and~~ 14 (Condemnation), and 55 (Lessor's Maintenance Obligations), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises.

7.3Utility Installations; Trade Fixtures; Alterations.

(a)Definitions. The term "Utility Installations" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

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(b)Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, do not trigger the requirement for additional modifications and/or improvements to the Premises resulting from Applicable Requirements, such as compliance with Title 24, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. If Lessor fails to approve or disapprove in writing the request within fifteen (15) days after Lessor's receipt of Lessee's written request (which disapproval may include a notice to Lessee that additional information must be submitted to Lessor as conditions of Lessor's consent as required by this subparagraph 7.3(b)), then Lessor shall be deemed to have approved such Alterations and/or Utility Installations as submitted by Lessee for Lessor's approval. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of six months' ~~one month's~~ Base Rent (other than the initial Lessee Improvements as defined in the Addendum), Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation ~~and/or upon Lessee's posting an additional Security Deposit with Lessor~~.

(c)Liens; Bonds. Subject to Lessee's right to reasonably dispute such claims, Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

7.4Ownership; Removal; Surrender; and Restoration.

(a)Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)Removal. ~~By~~ Except to the extent that Lessor notifies Lessee at the time of giving its consent to any Alterations or Utility Installations as provided in Paragraph 7.3(b) or this Paragraph 7.4(b) below, by delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

If requested by Lessee in writing upon requesting Lessor's consent to any Alterations or Utility Installations, Lessor shall designate whether Lessee shall be required to remove any such Alterations or Utility Installations upon the termination of this Lease.

(c)Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and Lessor's maintenance and repair obligations hereunder excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. ~~Notwithstanding the foregoing and the provisions of Paragraph 7.1(a), if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear.~~ Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or its agents, employees or invitees ~~any third party~~ (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the later of (i) the Expiration Date or any earlier termination date or (ii) the date on which Lessee vacates and surrenders the Premises in the condition required by this subparagraph 7.4(c), shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.Insurance; Indemnity.

8.1Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment for insurance policies carried by Lessor under Paragraph 8.2(b) shall be made by Lessee to Lessor as part of Operating Expenses pursuant to Paragraph 56 of this Lease. ~~within 10 days following receipt of an invoice~~.

8.2Liability Insurance.

(a)Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury, owned/non-owned/hired auto liability and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers and ~~or~~ Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

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8.3Property Insurance - Building, Improvements and Rental Value.

(a)Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount as an Operating Expense in the event of an Insured Loss.

(b)Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount as an Operating Expense in the event of such loss.

(c)~~Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.~~

8.4Lessee's Property; Business Interruption Insurance; Worker's Compensation Insurance.

(a)Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $25~~1~~,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b)~~Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.~~

(c)Worker's Compensation Insurance. Lessee shall obtain and maintain Worker's Compensation Insurance with statutorily-mandated limits. ~~in such amount as may be required by Applicable Requirements.~~ Such policy shall include a 'Waiver of Subrogation' endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d)No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a "General Policyholders Rating" of at least A-, VII, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor ~~certified copies of policies of such insurance or~~ certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may increase his liability insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, ~~so long as the insurance is not invalidated thereby~~.

8.7Indemnity. Subject to the provisions of Paragraph 8.6, except ~~Except~~ for Lessor's ~~gross~~ negligence or willful misconduct or breach of this Lease, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, reasonable attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, a Breach of the Lease by Lessee and/or the use and/or occupancy of the Premises and/or Project by Lessee and/or by Lessee's employees, contractors, ~~or~~ invitees or Lessee's Work Parties (as defined in the Work Letter), except to the extent that such claim, etc., is covered by the insurance required to be maintained by Lessor hereunder. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Subject to the provisions of Paragraph 8.6, except for Lessee's negligence or willful misconduct or breach of this Lease, Lessor shall, indemnify, defend, and hold harmless Lessee and its agents from and against all claims, damages, liens, judgments, penalties, reasonable attorneys' fees and consultants' fees, expenses and or liabilities arising out of, involving, or in connection with Lessor's breach of this Lease or Lessor's negligence or willful misconduct, except to the extent that such claim, etc., is covered by Lessee's insurance (or would have been covered had Lessee carried such insurance) required under Paragraph 8.2(a) or under 8.4 of this Lease.

8.8Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, but without limiting Lessor's liability for any of its covenants, obligations or warranties expressly set forth in this Lease (nor any of Lessee's releases and waivers set forth in Paragraph 8.6) neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising ~~from any act or neglect of any other tenant of Lessor or~~ from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project other than those arising from Lessor's obligation to terminate the Parking Leases and take all necessary actions to remove the tenants/licensees in accordance with Paragraph 63 of this Lease, or (iii) injury to Lessee's business or for any loss of income or profit therefrom. Instead, it is intended that Lessee's sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

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8.9Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance which failure is not cured within 10 days following written notice thereof from Lessor, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater, until Lessee cures such non-compliance. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.Damage or Destruction.

9.1Definitions.

(a)"Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in (i) 6 months or less from receipt of insurance proceeds if the damage or destruction is an Insured Loss, or (ii) 6 months or less from the date of damage or destruction if such damage or destruction is not an Insured Loss. ~~the date of the damage or destruction.~~ Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)"Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in (i) 6 months or less from receipt of insurance proceeds if the damage or destruction is an Insured Loss, or (ii) 6 months or less from the date of damage or destruction if such damage or destruction is not an Insured Loss. ~~the date of the damage or destruction.~~ Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)"Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), and for which insurance proceeds are received by Lessor or its Lender (provided that the foregoing limitation shall not apply unless Lessor has maintained the required insurance coverage), less ~~irrespective of~~ any deductible amounts or coverage limits involved.

(d)"Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)"Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense (if Lessor or its Lender receives insurance proceeds, provided that the foregoing limitation shall not apply unless Lessor has maintained the required insurance coverage), repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction to any components(s) of the Premises included in the Lessee's maintenance and repair obligations under subparagraph 7.1(a) if the total cost to repair ~~of which~~ such components is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5Damage Near End of Term. If at any time during the last 12 ~~6~~ months of this Lease there is damage for which the cost to repair exceeds two months' ~~one month's~~ Base Rent, whether or not an Insured Loss, either Lessor or Lessee may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to the other party ~~Lessee~~ within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessor so elects to terminate this Lease and Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

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9.6Abatement of Rent; Lessee's Remedies.

(a)Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired~~, but not to exceed the proceeds received from the Rental Value insurance~~. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs. Additionally, in the event that Lessor fails to complete the repair or restoration of the Premises hereunder within nine (9) months of the date of damage or destruction and such failure materially affects the operation of Lessee's business, then Lessee shall have the right at any time thereafter, to give written notice to Lessor of Lessee's election to terminate this Lease 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not completed within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is completed within such 30 days, this Lease shall continue in full force and effect. "Completed" shall mean the completion of the work on the Premises required for Lessee's occupancy and use of the entire Premises in accordance with a certificate of occupancy (or its equivalent), with only minor so-called punch-list repairs outstanding.

9.7Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8Waive Statutes. Lessor and Lessee agree that the terms of the Lease shall govern the effect of any damage to or destruction of the Premises with respect to termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith, including, but not limited to, Section 1932(2) and 1933(4) of the California Civil Code (as may be amended or supplemented from time to time).

10.Real Property Taxes.

10.1Definition. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor ~~an amount equal to~~ the Real Property Taxes as part of Operating Expenses pursuant to Paragraph 56 of this Lease. ~~Tax installment due at least 20 days prior to the applicable delinquency date.~~ If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

10.4Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. ~~If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed.~~ There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions. Notwithstanding the foregoing, if any Essential Services (as hereinafter defined) are interrupted as a result of the gross negligence or willful misconduct of Lessor or any of its members, employees or agents and Lessee is unable to and does not conduct Lessee's business operations in the Premises as a result thereof for a period of more than 3 consecutive business days after written notice from Lessee to Lessor of such interruption, then in addition to any rights that Lessee may have under Paragraph 13.6, Rent payable by Lessee under this Lease shall be abated commencing on the expiration of such notice period and continuing for as long as Lessee is unable to and does not conduct Lessee's business operations in the Premises due to such interruption. As used herein, the term "Essential Services" shall mean the following services: access to the Premises, HVAC serving the laboratory portions of the Premises, water (other than deionized water), electricity, and sewer, but in each case only to the extent that Lessor has an obligation to provide same to Lessee under this Lease.

Within fifteen days of Lessor's written request, Lessee agrees to deliver to Lessor such information, documents and/or authorization as Lessor needs in order for Lessor to comply with new or existing Applicable Requirements relating to commercial building energy usage, ratings, and/or the reporting thereof.

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12.Assignment and Subletting.

12.1Lessor's Consent Required.

(a)Except for Exempt Transfer (made in accordance with Paragraph 58), Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

(b)Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange and except as otherwise provided in Paragraph 58, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 50~~25~~% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d)An assignment or subletting without Lessor's consent as required herein shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(d).~~, or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach,~~ If Lessee fails to cure the breach within the applicable cure period, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e)Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g)Notwithstanding the foregoing, allowing a de minimis portion of the Premises, i.e. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2Terms and Conditions Applicable to Assignment and Subletting.

(a)Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, ~~or~~ (iii) be effective until Lessee provides written notice of such to Lessor, or (iv) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c)Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f)Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)To the extent that Lessor's consent to any assignment or subletting is required under this Paragraph 12, such consent shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2) Notwithstanding the foregoing, Lessee's rights to the Option(s) shall survive any permitted assignment or subletting pursuant to an Exempt Transfer.

12.3Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e)Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

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13.Default; Breach; Remedies.

13.1Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR'S RIGHTS, INCLUDING LESSOR'S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c)The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

(d)The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e)A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)The discovery that any financial statement of Lessee ~~or of any Guarantor~~ given to Lessor was materially false.

~~(h)If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.~~

13.2Remedies. If Lessee fails to perform any of its affirmative duties or obligations, ~~w~~i~~th~~i~~n 10 days after wr~~i~~tten notice~~ where such failure continues following written notice to Lessee for the greater of 10 days or the applicable grace period set forth in Paragraph 13.1 (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

(c)Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3Inducement Recapture. Any agreement for free or abated rent or other charges, the cost of tenant improvements for Lessee paid for or performed by Lessor, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed to be amortized into the Base Rent payable by Lessee over the Original Term of this Lease, and conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee that results in the termination of Lessee's right to possession of the Premises, any such Inducement Provision shall automatically be

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deemed deleted from this Lease and of no further force or effect, and the unamortized amount of any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor as additional Rent. ~~,- notwithstanding any subsequent cure of said Breach by Lessee.~~ The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 5~~10~~% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. ~~In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance~~. Notwithstanding the foregoing, Lessor waives the late charge for the first occurrence that Rent is not received within 5 days after such amount shall be due during the Original Term.

13.5Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6Breach by Lessor.

(a)Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion. Notwithstanding the foregoing, if Lessor's non-performance of such obligation creates an immediate threat to the health or safety of any occupant of the Premises or to Lessee's property or to interrupt Lessee's business operations at the Premises, then, following written notice to Lessor, Lessee shall be entitled to immediately take reasonable steps as may be necessary to appropriately mitigate such threat and Lessor agrees to reimburse Lessee its reasonable out-of-pocket expenses incurred in connection therewith within thirty (30) days after Lessor's receipt of written invoice together with underlying documentation, subject to Lessor's right to review and reasonably dispute such expenses. If Lessor fails to reimburse Lessee in a timely manner, except as to any reasonably disputed expenses, Lessee shall be permitted to offset the unpaid amount against Lessee's installment of Rent next due and payable hereunder.

(b)Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then, in addition to Lessee's rights under Paragraph 13.6(a), Lessee may elect to cure said breach at Lessee's expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of two months'~~one month's~~ Base Rent or the Security Deposit, reserving Lessee's right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.Brokerage Fees.

~~15.1Additional Commission. In addition to the payments owed pursuant to Paragraph 1.9 above, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the fee schedule of the Brokers in effect at the time the Lease was executed.~~

~~15.2Assumption of Obligations. Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor's obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9,15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee's Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor's Broker for the limited purpose of collecting any brokerage fee owed.~~

15.3Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker, agent or finder (other than the Brokers and Agents, if any) in connection with this Lease, and that no one other than said named Brokers and Agents is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.Estoppel Certificates.

(a)Each Party (as "Responding Party") shall within 15 ~~10~~ days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published BY AIR CRE, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

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(b)If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 15 ~~10~~ day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion, and if such failure continues for more than 5 business days after delivery of a second notice to Lessee that specifically refers to the increased rent provision in this Paragraph if Lessee fails to deliver the Estoppel Certificate, the monthly Base Rent shall be automatically increased, without any requirement for additional notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater until Lessee delivers an executed Estoppel Certificate to Lessor. ~~for rema~~i~~nder of the Lease~~. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.

(c)If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor, but not more than twice in any twelve month period, deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. So long as Lessee's and/or any Guarantor's stock is publicly traded, such financial statements for such publicly traded entity shall be limited to the financial statements filed with the Securities and Exchange Commission.

17.Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20.Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises and the rents, issues, profits and proceeds of sale thereof, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction. Subject to the foregoing limitation, the obligations of Lessor shall be joint and several among the constituent entities. Notwithstanding anything to the contrary in this Lease, neither Lessee nor Lessor shall be liable for consequential damages (including, without limitation, loss of profit, loss of business opportunity or loss of goodwill); provided, however, Lessee shall be responsible for Lessor's lost profits and other consequential damages resulting from Lessee's holdover.

21.Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.No Prior or Other Agreements~~; Broker Disclaimer~~. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. ~~Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.~~

23.Notices.

23.1Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, ~~or by facsimile transmission,~~ or by email, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted ~~by facsimile transmission or~~ by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. RAF Pacifica Group - Real Estate Fund IV, LLC, shall be authorized to receive notices and give approvals on behalf of all three entities that comprise Lessor. Any notice given to, and any approval by, RAF Pacifica Group - Real Estate Fund IV, LLC, shall be binding on all three entities that comprise Lessor.

23.3Options. Notwithstanding the foregoing, in order to exercise any Options (see paragraph 39), the Notice must be sent by Certified Mail (return receipt requested), Express Mail (signature required), courier (signature required) or some other methodology that provides a receipt establishing the date the notice was received by the Lessor.

24.Waivers.

(a)No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b)The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

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(c)THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a)When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i)Lessor's Agent. A Lessor's agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor's agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii)Lessee's Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii)Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not, without the express permission of the respective Party, disclose to the other Party confidential information, including, but not limited to, facts relating to either Lessee's or Lessor's financial position, motivations, bargaining position, or other personal information that may impact rent, including Lessor's willingness to accept a rent less than the listing rent or Lessee's willingness to pay rent greater than the rent offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional. Both Lessor and Lessee should strongly consider obtaining tax advice from a competent professional because the federal and state tax consequences of a transaction can be complex and subject to change.

~~(b)Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys' fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

~~(c)—Lessor and Lessee agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.~~

26.No Right To Holdover. Upon written notice given to Lessor not later than 30 days prior to end of the term of this Lease, Lessee shall have the right to retain possession of the Premises for up to one hundred eighty (180) days beyond the expiration of the term of this Lease upon all of the terms and conditions of this Lease, including the Base Rent in effect for the month immediately preceding the expiration of the term of this Lease. Except for the foregoing, Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, except as permitted herein, then the Base Rent shall be increased to 125~~150~~% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located. Signatures to this Lease accomplished by means of electronic signature or similar technology shall be legal and binding.

30.Subordination; Attornment; Non-Disturbance.

30.1Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder (except to the extent that the Security Deposit is not transferred to such new owner) and such new owner shall assume all of Lessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

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30.3Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 30 ~~60~~ days after the execution of this Lease, Lessor shall~~, if requested by Lessee,~~ use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 30 ~~60~~ days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement and in such event Lessor shall reasonably cooperate with Lessee's efforts to do so.

30.4Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.Attorneys' Fees. If any Party ~~or Broker~~ brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party ~~or Broker~~ who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party ~~or Broker~~ of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, appraisers or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee's use of the Premises. 24 hours shall be considered reasonable notice for purpose of this Paragraph 32. All such activities shall be without abatement of rent or liability to Lessee. Lessor acknowledges that certain portions of the Premises are used for proprietary or confidential activities, including research and development activities ("Restricted Areas"). Any entry by or on behalf of Lessor or Lenders to any Restricted Areas shall be carried out under the supervision of Lessee and in compliance with Lessee's reasonable security regulations, including requiring any parties entering the Restricted Areas to provide a reasonable non-disclosure agreement and limiting access to Restricted Areas to periods outside of Lessee's business hours. Lessor shall take (and shall cause any other party entering the Premises pursuant to this Paragraph to take) reasonable efforts to minimize interference with Lessee's normal business operations during such entry. In the event of any emergency condition arising within the Premises that endangers property or the safety of individuals, Lessor may enter the Premises without such notice, provided that Lessor agrees to give as much notice as is reasonably possible and complies with Lessee's security regulations described above. Lessee shall have the opportunity to have a representative present in connection with any entry by Lessor (except in the case of an emergency).

33.Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.Signs. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. ~~Except for ordinary "for sublease" signs,~~ Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35.Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request. Notwithstanding the foregoing, if Lessee delivers a written request for consent to any matter and pays any associated fee as expressly provided for in this Lease and Lessor fails to approve or disapprove the request in writing within fifteen (15) days after Lessor's receipt of Lessee's written request (which disapproval may include a notice that additional information must be submitted to Lessor as conditions of Lessor's consent under this Lease), then Lessor shall be deemed to have approved such matter.

37.Guarantor.

~~37.1Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published BY AIR CRE, and each such Guarantor shall have the same obligations as Lessee under this Lease.~~

~~37.2Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.~~

38.Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.Options. If Lessee is granted any Option, as defined below, then the following provisions shall apply.

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39.1Definition. "Option" shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2Options Personal To Original Lessee. ~~Any~~ Subject to the exception set forth at Paragraph 12.2(g), any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee or an assignee pursuant to an Exempt Transfer is in ~~full~~ possession of at least 75% of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4Effect of Default on Options.

(a)Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b)The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

~~40.Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.~~

41.Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee, materially and adversely interfere with the access to or visibility of the Premises, or materially increase any of Lessee's obligations or materially reduce any of its rights hereunder. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid "under protest" within 6 months shall be deemed to have waived its right to protest such payment.

44.Authority; Multiple Parties; Execution.

(a)If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)If this Lease is executed by more than one person or entity as "Lessor" or "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Scanned (i.e., PDF) signatures shall have the same force and effect as original signatures.

45.Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

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47.Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49.Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☑ is not attached to this Lease.

50.Accessibility; Americans with Disabilities Act.

(a)The Premises:

☑have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.

☐have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b)Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee's specific use of the Premises, except as set forth at Paragraph 2.3 of this Lease, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's specific and unique use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.	SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2.

RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

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The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:
On:		On:

By LESSOR:		By LESSEE:

RAF PACIFICA GROUP - REAL ESTATE FUND IV,		ALPHATEC SPINE, INC., a California corporation
LLC, a California limited liability company

By:		By:
Name Printed:	Steven C. Leonard	Name Printed:	Patrick S. Miles
Title:	Manager	Title:	President
Phone:		Phone:
Fax:		Fax:
Email:		Email:

By:		By:
Name Printed:	Adam S. Robinson	Name Printed:	Craig E. Hunsaker
Title:	Manager	Title:
Phone:		Phone:
Fax:		Fax:
Email:		Email:

Address:		Address:	5818 El Camino Real
Federal ID No.:		Carlsbad, CA 92008
Federal ID No.:

ARKA MONTEREY PARK, LLC,
a Utah limited liability company

By:	SMB I Group, L.P.,
a Delaware limited partnership
Its: Managing Member

	By:	K Associates,
a California general partnership
Its: General Partner

By:
Name:
		Title:	Managing General Partner

170 ARROWHEAD PARTNERS, LLC,
a California limited liability company

By:	K Associates,
a California general partnership
Its: General Partner

By:
Name:
	Title:	Managing General Partner

Address for notice to Lessor:
c/o RAF Pacifica Group
315 S. Coast Highway 101, Suite U-12
Encinitas, CA 92024

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BROKER		BROKER

Cushman & Wakefield		Savills, Inc.

Attn:	Aric Starck	Attn:	(Bob McGriff, Michael Labelle, Bridget
Title:	Vice Chairman		Garwitz)
Title:
Address:	1000 Aviara Parkway, Suite 100,
	Carlsbad, CA 92011	Address:	3579 Valley Centre Drive, Suite 100,
Phone:	(760) 431-4211		San Diego, CA 92130
Fax:		Phone:	(858) 793-8600
Email:		Fax:
Federal ID No.:		Email:
Broker DRE License #:		Federal ID No.:
Agent DRE License #:		Broker DRE License #:
Agent DRE License #:

AIR CRE * https://www.aircre.com * 213-687-8777 * contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

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ADDENDUM

TO THAT CERTAIN STANDARD

INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET

DATED DECEMBER 4, 2019, BY AND BETWEEN

RAF PACIFICA GROUP - REAL ESTATE FUND IV, LLC, etc. ("LESSOR")

AND

ALPHATEC SPINE, INC. ("LESSEE")

This Addendum amends the provisions of the above-referenced lease including any attached exhibits or addenda thereto (collectively, the "Lease"), it being the intent and agreement that the provisions of the Lease are hereby affirmed by the parties, but, to the extent that the provisions of this Addendum conflict with or differ from the terms of the Lease, the provisions of this Addendum shall control. Capitalized terms not defined herein shall have the definitions that are given to such terms in the Lease.

51.Base Rent. During the Original Term, the monthly Base Rent shall be as follows:

Months:	Monthly Base Rent:
Months 1 through 12	$195,000.00
Months 13 through 24	$244,115.10
Months 25 through 36	$251,438.55
Months 37 through 48	$258,981.71
Months 49 through 60	$266,751.16
Months 61 through 72	$274,753.69
Months 73 through 84	$282,996.30
Months 85 through 96	$291,486.19
Months 97 through 108	$300,230.78
Months 109 through 120	$309,237.70

52.Abatement of Rent.

(a)

For so long as Lessee is not in Breach under the terms of this Lease, the Base Rent payable by Lessee as scheduled in Paragraph 51 above shall be fully abated for months two (2) through ten (10) of the Original Term, for a total of nine (9) months. Prepaid Base Rent shall be applied to monthly Base Rent payable for the calendar month in which the Commencement Date occurs (which shall be prorated in accordance with Paragraph 4.2 if the Commencement Date occurs after the first day of such calendar month). The first payment of monthly Base Rent by Lessee following the Commencement Date shall be due and payable on the first day of the eleventh (11th) month of the Original Term (the “Base Rent Commencement Date”); provided that any difference between the amount of the prepaid Base Rent and the monthly Base Rent payable for the calendar month in which the Commencement Date occurs shall be credited against the monthly Base Rent payable by Lessee on the Base Rent Commencement Date. Lessee shall continue to pay Operating Expenses during such abatement period.

(b)	The abatements set forth in this Paragraph 52 shall be considered an Inducement Provision subject to the provisions of Paragraph 13.3 of this Lease.

53.Lessor Work, Roof Coating and Condition of Premises. Lessor shall, at Lessor’s sole cost and expense, construct and perform those certain improvements at the Premises described as: (i) exterior improvements to the Building and site improvements, including but not limited to, grading work, installing storm water drainage facilities and new fire water mains, and landscaping, and (ii) outdoor amenities, including but not limited to decking and seating areas, a basketball court and a volleyball court (the “Outdoor Amenities”), all as described in the minor site development plan drawings prepared by SCA Architecture as job number 18034.S02, with a drawing date of September 13, 2019, consisting of 25 pages and submitted to the City of Carlsbad as a Minor Non-Residential Planned Development Permit with application number PUD 2019-0007 and as a Minor Site Development Plan with application number SDP 2019-0012 (collectively, the “Lessor Work”). Lessee acknowledges that the City of Carlsbad may require changes to the scope and description of the Lessor Work as a condition for issuing permits and Lessor shall notify Lessee promptly of any changes requested by the City (and before any such changes become effective) and the parties shall thereafter mutually cooperate to ensure that the Outdoor Amenities are approved by the City as closely as possible to the plans described in clause (ii) above. The Lessor Work shall be constructed in a good and workmanlike manner and in compliance with all Applicable Requirements (including, without limitation, the Americans with Disabilities Act) in effect as of the date of issuance of permits for the Lessor Work. Lessor has retained TFW Construction as general contractor to perform the Lessor Work. Lessor shall use commercially reasonable efforts to complete the Lessor Work by September 30, 2020, and in any case by the Commencement Date. In addition to the Lessor Work, Lessor shall, at Lessor’s sole cost and expense, install a new roof coating for the Building, consisting of an elastomeric white roof coating (the “Roof Coating”). Lessor shall commence installation of the Roof Coating within ten (10) business days after Lessee provides written notice to Lessor that all roof penetrations as part of the Lessee Improvements (as described herein) have been completed or such earlier date as Lessee may request in writing and shall proceed diligently to completion; provided, however, that if Lessee causes any roof penetrations to be made as part of the Lessee Improvements after Lessor commences installation of the Roof Coating, Lessee shall be responsible for any work required due to such roof penetrations in order to repair the Roof Coating or to issue or maintain in effect, the warranties applicable to the Roof Coating. Lessor and Lessee shall each (and shall cause their respective contractors and subcontractors to) coordinate the construction of the Lessor Work and the Lessee Improvements and each shall use reasonable efforts to minimize any interference with the construction of the Lessor Work and the Lessee Improvements, respectively. Except for the Lessor Work and the Roof Coating, Lessor shall deliver the Premises to Lessee in its “AS IS” condition, subject only to the express warranties and obligations set forth in the Lease, and Lessor shall not be responsible to construct any additional improvements. If there is any material defect in the Lessor Work or the Roof Coating that is discovered within twelve (12) months after completion of each such item, then Lessor shall repair such defect at its sole cost and expense (except to the extent that Lessee shall be responsible for such as set forth above).

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Upon completion of the Lessor Work, Lessor shall assign to Lessee the contractor’s warranties and all manufacturers’ and/or vendors’ equipment warranties relating to the Outdoor Amenities, to the extent assignable. Lessee shall be responsible for any fees charged by such contractor, manufacturers or vendors in connection with such assignment(s). To the extent that any such warranties are not assignable, Lessor shall use commercially reasonable efforts to enforce such warranties, at Lessee’s sole cost and expense.

54.Lessee Improvements and Allowances. Lessee shall construct and perform certain improvements at the Premises as set forth and pursuant to the Work Letter attached as Exhibit B to the Lease (the “Lessee Improvements”). Lessee may commence and carry out the Lessee Improvements at any time on and after the Early Possession Date. Lessor shall provide an allowance not to exceed Nine Million Seven Hundred Twenty-Three Thousand Two Hundred Eighty and 00/100 Dollars ($9,723,280.00) for the cost of construction of the Improvements (the “Lessee Improvement Allowance”). At Lessee’s option, Lessee may request in writing that Lessor also provide an additional allowance not to exceed Three Million Thirty-Eight Thousand Five Hundred Twenty-Five and 00/100 Dollars ($3,038,525.00) for the cost of construction of the Improvements (the “Amortized Allowance”), and if Lessee requests that Lessor fund an Amortized Allowance, the amount funded shall be treated as a loan from Lessor to Lessee and amortized with interest at the rate of eight percent (8.0%) per annum over the remaining 111 months of the Original Term after the abatement period set forth in Paragraph 52. Lessee shall repay the Amortized Allowance in monthly installments that shall be paid in addition to monthly Rent on the first day of each month beginning after the abatement period set forth in Paragraph 52. The Lessee Improvement Allowance and Amortized Allowance shall be collectively referred to herein as the “Allowances” and shall be subject to the disbursement procedures and other requirements as set forth in the Work Letter. In addition to the Allowances, Lessor has paid an amount up to $14,584.92 to SCA Architecture to prepare a preliminary space plan for the Lessee Improvements (the “Test Fit Fees”). The Test Fit Fees shall not be deducted from the Allowances.

55.Lessor’s Maintenance Obligations. Subject to the provisions of Paragraphs 2.3(a) and (b) (Compliance), 9 (Damage or Destruction) and 14 (Condemnation) of the Lease, and subject to reimbursement pursuant to Paragraph 56 below, Lessor shall maintain, repair and replace as necessary, the landscaping, driveways, parking areas, roof membrane and roof drains, downspouts, gutters and skylights, and exterior of the Building (including painting) at the Premises (collectively, the “Lessor Reimbursable Maintenance Obligations”), all so as to keep the same in good order, condition and repair. Additionally, subject to the provisions of Paragraphs 2.3(a) and (b) (Compliance), 9 (Damage or Destruction) and 14 (Condemnation) of the Lease, Lessor shall, at Lessor’s sole cost and expense and not subject to reimbursement, repair and replace as necessary, the structural components of the Building, including the load-bearing walls, foundations, concrete sub-flooring, and structural elements of the roof at the Premises (the “Structural Components”), except to the extent that any repair or replacement of the Structural Components is required due to damage to the Structural Components caused by the installation of the Lessee Improvements or other Alterations undertaken by or on behalf of the Lessee. Except as expressly set forth herein or in the Lease, Lessor shall not have any other obligation to maintain, repair or replace the Premises, the equipment therein, or the Outdoor Amenities.

56.Additional Rent. Lessee shall pay to Lessor during the term hereof, in addition to Base Rent, all Operating Expenses, as hereinafter defined, during each calendar year of the term of the Lease, in accordance with the following provisions:

(a)	“Operating Expenses” are defined, for purposes of this Lease, as all of the following costs incurred by Lessor:
(i)

The cost of those items of Lessor’s Reimbursable Maintenance Obligations as set forth at Paragraph 55 above excluding any capital improvements other than (a) those required to comply with Applicable Requirements enacted or becoming effective after the Commencement Date or (b) those made after the Commencement Date with a reasonable expectation of reducing Operating Expenses; provided that, with respect to such capital improvements and other expenses, to the extent that any such item is considered a capital expenditure pursuant to generally accepted accounting principles (GAAP), Lessor shall allocate the cost over the useful life of such improvement or other expense and Lessee shall not be required to pay more than a fraction of the cost, where the fraction equals the number 1 divided by the number of months in the appropriate amortization period, in any given month of the term (as may be extended).

(ii)	Any owner’s association dues and fees accruing with respect to the Term under the CC&Rs.
(iii)	Property management fees in an amount equal to 3.00% of Base Rent (without taking into account the abatements set forth at Paragraph 52 above) and Operating Expenses.
(iv)	The cost of any environmental inspections Lessor pays for that are the responsibility of Lessee.
(v)

Real Property Taxes (as defined in Paragraph 10); provided, however, that during the first two (2) years after the Commencement Date, Real Property Taxes shall exclude any increase in Real Property Taxes due to a reassessment caused by a change in ownership of all or any part of the Project, except for any reassessment due to Lessor’s acquisition of the Premises during calendar year 2019.

(vi)	The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.
(vii)

Any commercially reasonable deductible portion of an insured loss concerning the Building or the Premises; provided that if such deductible exceeds $50,000, then such deductible amount shall be considered a capital expenditure and shall be allocated over the appropriate amortization period for the applicable repairs, with Lessee’s monthly liability limited in accordance with clause (i) of this Paragraph 56(a).

(viii)	Lessor’s reasonable out-of-pocket fees and costs payable to auditors, accountants and attorneys related to the Operating Expenses.
(ix)	Any other services to be provided by Lessor that are stated elsewhere in this Lease to be paid by Lessor and reimbursed by Lessee.

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Notwithstanding the foregoing, the following shall be excluded from Operating Expenses payable by Lessee:

(i)

the cost of improvements and/or renovations to the Project performed prior to the Commencement Date and costs of correcting defects in the design or construction of such improvements and/or renovations;

(ii)

costs and fees incurred in the sale or ground lease, or any financing or refinancing, of the Project or any portion thereof, including without limitation, ground lease payments, interest and principal payments, any points and fees payable to any lender, arranger or servicer, any fees and costs payable to brokers, lawyers or accountants pursuant to any such sale, ground lease or financing transaction, amounts payable for any forbearance or defeasance, and any late charges, interest or penalties;

(iii)	depreciation of the Project (except for the amortization of capital expenditures which are includable in Operating Expenses);
(iv)

general organizational, administrative and overhead costs relating to maintaining the existence of any person or legal entity included in the Lessor or any of its affiliates, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(v)

costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes among partners or members of Lessor, or in connection with negotiations or disputes between Lessor and its brokers, lenders, architects, contractors, consultants, management agents, or any equity investor, purchaser or ground lessor of the any portion of the Project;

(vi)

costs incurred by Lessor due to any violation of the CC&Rs or any other Applicable Requirements caused by acts or omissions of Lessor or any of its members, agents, employees or contractors (as opposed to any such violations caused by acts or omissions of Lessee or any of its officers, directors, agents, employees or contractors);

(vii)

penalties, fines or interest incurred as a result of Lessor’s failure to make timely payment of any installment of Real Property Taxes prior to delinquency, and/or to file any tax or informational returns when due;

(viii)

except for the property management fees described in clause (a)(iii) above, any overhead or profit increment paid to any of the members or affiliates of Lessor for goods and/or services to the Project to the extent that the costs of such goods and/or services exceed the costs payable to unaffiliated third parties on a competitive basis;

(ix)	any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by any insurance carrier or any other third party;
(x)	rentals for equipment ordinarily considered to be of a capital nature except if such equipment is customarily leased in the operation of first class industrial building in the Carlsbad market;
(xi)	replacement costs attributable to any Structural Components, except to the extent set forth in Paragraph 56;
(xii)

costs of repairing or replacing the roof membrane attributable to any penetrations or other damage caused by the negligence or willful misconduct of Lessor or any of its agents, employees or contractors in performing the Lessor’s obligations under this Lease, or caused by the installation or maintenance of the Solar Electric System (defined below) or any improvements, alterations, fixtures or equipment otherwise installed on or attached to the roof of the Building by or on behalf of Lessor;

(xiii)

costs incurred to remove, study, test, remediate or otherwise related to the presence of Hazardous Substances in or about the Building or Project (i) to the extent existing as of the Start Date, or (ii) which are not brought upon, kept used, stored, handled, treated, generated in, or disposed of from, the Premises by Lessee or any of its agents, employees or invitees;

(xiv)	legal costs and fees relating to Lessor’s defense of its title to the Project or any portion thereof, including, without limitation, all appurtenant rights of Lessee under this Lease;
(xv)	reserves of any kind; and
(xvi)	any other cost or expense that is expressly payable by Lessor, at its sole cost and expense, or otherwise expressly excluded from Operating Expenses under this Lease.
(b)

Operating Expenses are payable monthly on the same day as the Base Rent is due hereunder. Lessor shall give Lessee a yearly expense estimate statement (the “Estimate Statement”) which Lessor shall use reasonable efforts to provide by January 1 of each year (and in any case shall provide by no later than March 31 of each year) that shall set forth Lessor’s reasonable estimate (the “Estimate”) of the total amount of Operating Expenses for the then-current calendar year. Lessee shall pay an amount equal to one-twelfth (1/12) of the Estimate to Lessor each month (the “Estimated Payment”). The failure of Lessor to timely furnish the Estimate Statement for any calendar year shall not preclude Lessor from enforcing its rights to collect any Estimated Payment, nor shall Lessor be prohibited from revising any Estimate Statement theretofore delivered to the extent necessary. In the event that Lessor submits a revised Estimate Statement, Lessee shall pay with its next installment of Base Rent due, a fraction of the Estimate for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Paragraph 56(b)). Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Lessor shall have the right to deliver to Lessee at any time), Lessee shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimate set forth in the previous Estimate Statement delivered by Lessor to Lessee.

(c)

Within 180 days after the expiration of each calendar year, Lessor shall deliver to Lessee a reasonably detailed statement showing the actual Operating Expenses incurred during the preceding year (a “Reconciliation”). If Lessee’s Estimated Payments during such year exceed the actual Operating Expenses, Lessor shall credit the amount of such over-payment

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against Lessee’s future payments next due under this Lease. If Lessee’s Estimated Payments during such year were less than the actual Operating Expenses, Lessee shall pay to Lessor the amount of deficiency within thirty (30) days after delivery by Lessor to Lessee of the Reconciliation. If the term of the Lease has expired or the Lease has been terminated, Lessee shall pay the balance due to Lessor or, alternatively, Lessor shall refund the overpayment to Lessee, whichever the case may be, within thirty (30) days after Lessor’s delivery of the Reconciliation to Lessee.

(d)

Lessor will keep and maintain records of the Operating Expenses for a period of three (3) years from the date such Operating Expenses are incurred. Lessee shall have the right, at its sole cost and expense, and upon written notice given to Lessor no later than ninety (90) days after Lessee's receipt of a Reconciliation to make an audit of all of Lessor’s bills, records, receipts, insurance certificates and policies relating to Operating Expenses for the preceding calendar year, using the services of an independent certified public accountant that is not retained by Lessee on a contingency fee basis. Within fifteen (15) business days of Lessor's receipt of such written request of Lessee, Lessor shall make available to Lessee and/or any such auditor, during normal business hours, at the location where Lessor’s books and records are kept, such information as Lessee shall reasonably request (which request may be made as part of an audit or for Lessee’s separate review). Lessor shall cooperate with Lessee in its explanation of its bills and records. Lessee shall diligently complete any such audit of Operating Expenses and shall deliver to Lessor the written results of such audit within fifteen (15) business days after Lessee receives the same. If Lessor disagrees with the results of Lessee’s audit, Lessor and Lessee shall meet and attempt, in good faith, to resolve the dispute. If Lessor and Lessee are unable to resolve the dispute within thirty (30) days after Lessor's receipt of Lessee's audit results, then Lessee shall have the right to submit the dispute to arbitration; this right shall be exercised, if at all, by delivering a written notice of election to arbitrate to Lessor not later than 180 days after receipt of the Reconciliation. Lessor and Lessee shall agree, within 15 days after Lessee’s delivery of the arbitration election, to retain an arbitrator, who shall be a mutually acceptable independent certified public accountant with experience in operating expenses for commercial/industrial buildings in San Diego County, who shall make a determination as to the correct amount of Operating Expenses. The decision shall be delivered simultaneously to Lessor and Lessee and shall be final and binding on Lessor and Lessee. If the arbitrator determines that the amount of the Operating Expenses billed to the Lessee was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the arbitrator’s decision, without interest. All costs and expenses of the arbitration shall be paid by Lessee unless the final determination in the arbitration is that Lessor overstated Operating Expenses by more than five percent (5%) of the originally reported Operating Expenses, in which case Lessor shall pay all such costs and expenses of the arbitration. Lessee and its auditor shall keep all of Lessor's records strictly confidential and shall not disclose any information gained from its review of Lessor's records to any third party, except as required by law or in connection with any dispute with Lessor.

(e)

Lessor estimates that the Operating Expenses for the first year will initially be $34,695.00 per month. Lessee understands that this is an estimate only and the actual amount may vary from the estimate.

57.Signage. Lessee, with the approval of Lessor (which approval shall not be unreasonably withheld, conditioned or delayed) and subject to the requirements of the City of Carlsbad and any Applicable Requirements, shall be allowed to install (a) building top signage, (b) exterior identity signage adjacent to the main entrance to the Building, the exact location and size of any signs to be approved by Lessor, and (c) signage on any existing or future monument sign at the Project. Lessee shall be responsible to construct, install and maintain such signage at its sole cost, and shall remove such signage upon expiration or earlier termination of the Lease and repair any damage caused by such removal. Subject to the foregoing requirements and Lessor’s signage rights set forth at paragraph 34 of the Lease, Lessee’s right to install signage at the Premises shall be exclusive during the term of the Lease.

58.Assignment and Subletting. Notwithstanding anything to the contrary in Paragraph 12 of the Lease, the following additional term shall apply to assignment and subletting:

58.1An assignment or subletting of all or a portion of the Premises to an affiliate ("Affiliate") of Lessee (an entity which is controlled by, controls, or is under common control with, Lessee, or that becomes a parent, successor or affiliate of Lessee, or is a successor of Lessee by reason of merger, consolidation, public offering, reorganization, dissolution, or sale of all or more than an aggregate of fifty percent (50%) of Lessee’s stock, membership or partnership interests or assets) shall not be deemed a transfer under Paragraph 12 of this Lease (each, an “Exempt Transfer”), provided that (i) Lessee notifies Lessor of any such assignment or sublease prior to the effective date thereof and promptly supplies Lessor with any reasonable documents or information requested by Lessor regarding such assignment or sublease to such Affiliate (including, in the event of an assignment, evidence of the assignee's assumption of Lessee's obligations under this Lease or, in the event of a sublease, evidence of the sublessee's assumption, in full, of the obligations of Lessee with respect to the portion of the Premises so subleased, other than the payment of rent), (ii) such assignment or sublease is not a subterfuge by Lessee to avoid its obligations under this Lease, (iii) such assignment or sublease does not cause Lessor to be in default under any existing lease at the Building, and (iv) the net worth of such Affiliate is equal to or greater than the net worth of Lessee immediately prior to such transfer as reasonably determined by Lessor after review of financial information for Lessee and such Affiliate. An assignee of Lessee's entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an "Affiliated Assignee." "Control," as used in this Paragraph 58 shall mean the ownership, directly or indirectly, of greater than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty percent (50%) of the voting interest in, an entity. Nothing contained in this Paragraph 58 shall be deemed to release Lessee from its obligations under the Lease.

58.2In the event Lessee sells, sublets, assigns or transfers this Lease (except for an Exempt Transfer), Lessee shall pay to Lessor as additional rent an amount equal to fifty percent (50%) of any consideration received by Lessee in connection with such subletting or assignment and fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Lessee. As used in the Paragraph, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Lessee is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable to Lessee under this Lease at such time. For purposes of the foregoing, any consideration received by Lessee in form other than cash shall be valued at its fair market value as determined by Lessor in good faith. The “Costs Component” is that

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amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Lessee is to receive Increased Rent, the reasonable costs incurred by Lessee for leasing commissions, tenant improvements, and any Rent attributable to Lessee’s keeping any portion of the Premises vacant after the date Lessee commences marketing such portion of the Premises in order to facilitate a sublease, assignment or other transfer, and other reasonable expenses incurred in connection with such sublease, assignment or other transfer.

58.3Lessee shall have the right to sublease or license, on a month-to-month basis, individual rooms or other minor portions of the Premises not exceeding one thousand (1,000) square feet per user to physicians, consultants and vendors working with Lessee in its business operations without Lessor’s prior written consent.

59.Payment to Brokers. Lessor shall pay to the Brokers for the brokerage services rendered by the Brokers in connection with the Lease pursuant to a separate agreement. Such amounts shall be paid fifty percent (50%) upon full execution of this Lease and fifty percent (50%) on the Commencement Date.

60.Lessee Access. Lessee shall have access to the Building and use of the parking spaces situated at the Premises seven days a week, 24 hours per day, subject to any reasonable Rules and Regulations established by Lessor. Lessee shall have control over the hours of operation of the HVAC serving the Premises.

61.Security System. Lessee shall have the right to install a security system for the perimeter and interior of the Premises. Lessee shall be responsible to construct, install and maintain such security system at its sole cost, and shall remove such security system upon expiration or earlier termination of the Lease and repair any damage caused by such removal.

62.Environmental Disclosure Statement. Prior to the Start Date, Lessee shall complete and deliver to Lessor a Lessee Environmental Questionnaire (“Environmental Questionnaire”), the form of which is attached to the Lease as Exhibit C. Lessee covenants, represents and warrants to Lessor that the information in any Environmental Questionnaire is true and correct and accurately describes any Hazardous Substances that Lessee proposes to use and store at the Premises. Lessee shall deliver an updated Environmental Questionnaire if the information in the initial Environmental Questionnaire materially changes.

63.Parking. Lessee shall be entitled to use all of the parking spaces available at the Premises without additional charge during the term of the Lease. Lessee acknowledges and agrees that the number of parking spaces at the Premises shall be reduced as part of the Lessor Work, but only to the extent shown in the plans for the Lessor Work described in Paragraph 53, as the same may be modified by the City as described in Paragraph 53. Lessor makes no representation or warranty regarding the number of parking stalls available at the Premises or the sufficiency of the parking for Lessee’s proposed use of the Premises; provided, however, that except in connection with the Lessor Work as provided above, Lessor shall not cause or agree to decrease the number of parking spaces available for Lessee’s use. Additionally, Lessee acknowledges that Lessor has leased or licensed portions of the parking area of the Premises for use by Tesla, Inc. and Amazon.com Services, Inc. (the “Parking Leases”) and that the Parking Leases may only be terminated by Lessor upon thirty (30) days advance written notice. Within five (5) business days after full execution of this Lease, Lessor shall provide written notices to terminate the Parking Leases and shall use reasonable efforts to cause the tenants/licensees pursuant to the Parking Leases to cease using the parking areas that are the subject of the Parking Leases after the expiration of such 30-day notice period and Lessor shall take all necessary actions to remove the tenants/licensees and their property, including towing vehicles to the extent allowed by law.

64.Roof Mounted Solar Electric System and Roof Lease. Lessor shall have the right (but not the obligation) to install or cause to be installed a roof-mounted solar electric system for the Building (the “Solar Electric System”). Any such Solar Electric System shall be installed at Lessor’s sole cost and expense, and not as an Operating Expense, in a manner and at times coordinated with Lessee in advance to avoid material adverse effects on Lessee’s business operations if such installation occurs during the term of this Lease. Lessor shall also be solely liable for any damage to or penetration of the roof membrane attributable to such installation, at Lessor’s sole cost and expense, and not as an Operating Expense. After such Solar Electric System has been installed, Lessee shall purchase from Lessor (or any third party that owns the Solar Electric System) pursuant to an agreement reasonably acceptable to Lessor and Lessee the electricity consumed at the Premises, at rates that are at or below the rates otherwise payable from time to time by Lessee to San Diego Gas & Electric (or the then-current utility provider), during those times that the Solar Electric System produces electricity. Payment shall be due within ten (10) days after Lessor sends an invoice for such to Lessee. Additionally, Lessor shall have the right to enter into a lease or license agreement with any third party for any portion of the roof of the Premises in connection with the installation and/or operation of the Solar Electric System subject to Lessee’s rights under the Lease.

65.Emergency Generator. If Lessee elects to include an emergency back-up generator and/or UPS system as part of the Improvements, then such Improvements shall include the installation of a dedicated concrete pad and screening in a location outside the Building that is reasonably acceptable to Lessor (and in a location that does not adversely affect the Amenities, as defined in the Work Letter), and all Utility Installations required to connect such Improvements to the main electrical room of the Building. Lessor hereby agrees that such emergency electrical equipment shall exclusively provide electrical service to the Premises and that any such emergency generator shall be permitted to have a capacity load of not less than 1,000 KW. Lessee agrees to obtain a Service Contract with a third party to maintain any such emergency generator installed as part of the Improvements, and to obtain any permits required by Applicable Requirements for Lessee’s operation of such emergency generator. If requested by Lessor, Lessee shall remove such emergency generator, concrete pad, screening and electrical services and restore all affected areas of the Project to their original use and condition upon the expiration or earlier termination of this Lease Lessor shall have no obligation to replace, repair or maintain the emergency generator, nor to provide Lessee with an alternative backup generator or generators or alternative sources of backup power; provided that if there is a power outage at the Premises and any emergency generator fails for more than 48 consecutive hours, Lessee shall have the right to bring in a mobile emergency generator to provide electricity to the Premises in accordance with Applicable Requirements.

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66.Storage Yard. Subject to Lessee’s compliance with Applicable Requirements in doing so, Lessee shall have the right, either as Improvements or as Alterations, to construct and/or install, from time to time, an exterior storage facility adjacent to the Building (the “Storage Yard”), with size and location that is reasonably acceptable to Lessor (and in a location that does not adversely affect the Amenities, as defined in the Work Letter), which may be used by Lessee for storage of any Hazardous Substances, storage of liquid or compressed gas storage tanks, installation and operation of supplemental equipment serving the Building systems, temporary storage of equipment, materials and supplies, dumpsters and other trash containers, and other storage facilities associated with Lessee’s agreed use of the Premises, without any increase in the Base Rent payable by Lessee for the use of such Storage Yard facilities. Lessee shall have the right to reduce the number of parking spaces of the Project to accommodate the Storage Yard improvements, in Lessee’s reasonable discretion, so long as the remaining parking areas comply in all respects with Applicable Requirements. All Storage Yard fencing and screening shall be of a design and type acceptable to Lessor, in Lessor’s reasonable discretion. Lessor shall remove any such Storage Yard improvements and restore all affected areas of the Project to their original use and condition upon the expiration or earlier termination of this Lease. Lessor shall have no obligation to maintain or repair the Storage Yard improvements and Lessee shall maintain the same, at Lessee’s sole cost and expense, in good repair and condition during the term of this Lease as though they were a part of the Premises.

67.EV Charging Stations. Lessee may install vehicle electric charging stations (“Vehicle Charging Station”) in portions of the parking areas of the Project (the “Charging Station Area”) for providing electric vehicle charging (the “Vehicle Charging Parking Spaces”). The Vehicle Charge Station equipment (the “Vehicle Charging Equipment”) shall be in accordance with the plans and specifications approved by Lessor, which approval shall not be unreasonably withheld. The Vehicle Charging Equipment shall be used solely by Lessee’s and its subtenants’ employees and any visitors conducting business at the Premises in accordance with the Agreed Use, and shall draw electricity from Lessor’s roof mounted solar system if and when Lessor constructs such. Lessee shall secure and maintain in force and effect all governmental licenses, permits and approvals required for the installation and use of the Vehicle Charging Equipment. Lessee shall be solely responsible for all costs to purchase, construct, install, repair, maintain, replace, operate, and remove the Vehicle Charging Equipment, including the costs for all hard and soft costs in connection therewith. Lessee shall also be responsible for payment of all costs for the operation of the Vehicle Charging Equipment. The Vehicle Charging Equipment shall remain the personal property of Lessee during the Lease Term, and Lessee shall be entitled to remove the Vehicle Charging Equipment at end of the Lease Term, subject to Lessee’s restoration of the Charging Station Area to its condition and use prior to such installation.

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IN WITNESS THEREOF, Lessor and Lessee have executed this Addendum concurrently with the Lease of even date herewith.

LESSOR:				LESSEE:

RAF PACIFICA GROUP - REAL ESTATE FUND IV, LLC,				ALPHATEC SPINE, INC.,
a California limited liability company				a California corporation

				By:	/s/ Patrick S. Miles
By:	/s/ Steven C. Leonard				Patrick S. Miles, President
Steven C. Leonard, Manager

					By:	/s/ Craig E. Hunsaker
By:	/s/ Adam S. Robinson					Craig E. Hunsaker, Secretary
Adam S. Robinson, Manager

ARKA MONTEREY PARK, LLC,
a Utah limited liability company

By:	SMB I Group, L.P.,
a Delaware limited partnership
Its: Managing Member

	By:	K Associates,
a California general partnership
Its: General Partner

		By:	/s/ Bonnie L. Fein
		Name:	Bonnie L. Fein
		Title:	Managing General Partner

170 ARROWHEAD PARTNERS, LLC,
a California limited liability company

By:	K Associates,
a California general partnership
Its: sole and Managing Member

	By:	/s/ Bonnie L. Fein
	Name:	Bonnie L. Fein
	Title:	Managing General Partner

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OPTION(S) TO EXTEND

STANDARD LEASE ADDENDUM

Dated:	December 4, 2019

By and Between

Lessor:

RAF PACIFICA GROUP - REAL ESTATE FUND IV, LLC, a California limited liability company; ARKA MONTEREY PARK, LLC, a Utah limited liability company; and 170 ARROWHEAD PARTNERS, LLC, a California limited liability company

Lessee:	ALPHATEC SPINE, INC., a California corporation

Property Address:	1950 Camino Vida Roble, Carlsbad, CA 92008
(street address, city, state, zip)

Paragraph:       68

A.OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for two (2) additional sixty (60) month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(i)In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least    9    but not more than    12    months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

(ii)The provisions of paragraph 39, including those relating to Lessee's Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(iii)Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv)This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee except as provided in Paragraph 12.2(g) and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v)The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)

☐I.~~Cost of Living Adjustment(s) (COLA)~~

~~a.—On (Fill in COLA Dates):                the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):            All Items (1982-1984 - 100), herein referred to as "CPI".~~

~~b.—The monthly Base Rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 ("Base Month") or ☐ (Fill in Other "Base Month"):          . The sum so calculated shall constitute the new monthly Base Rent hereunder, but in no event, shall any such new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the rent adjustment.~~

~~c.—In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.~~

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☑II.Market Rental Value Adjustment(s) (MRV)

a.On (Fill in MRV Adjustment Date(s)) the date on which each option period commences the Base Rent shall be adjusted to the "Market Rental Value" of the property as follows:

1)Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:

(a)Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

(b)Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i)Within 15 days thereafter, Lessor and Lessee shall each select an independent third party ☐ appraiser or ☑ broker ("Consultant" - check one) of their choice to act as an arbitrator (Note: the parties may not select either of the Brokers that was involved in negotiating the Lease). The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii)The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor's or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties to determine the Base Rent. The arbitrators must accept either Lessor's or Lessee's submitted MRV without making any changes thereto.

(iii)If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv)The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.

2)The MRV shall be the average base rent then being charged for new leases of comparable quality office and warehouse space, in comparable buildings, and comparably located in the Carlsbad market, with comparable concessions and terms. The improvements in the Premises shall only be valued for purposes of MRV at their value to the tenant population in general, rather than to Lessee, and the improvements installed by Lessee (or pay for or reimbursed by Lessee) shall be excluded from the determination of MRV. ~~When determining MRV, the Lessor, Lessee and Consultants shall consider the terms of comparable market transactions which shall include, but not limited to, rent, rental adjustments, abated rent, lease term and financial condition of tenants.~~

~~3)—Notwithstanding the foregoing, the new Base Rent shall not be less than the rent payable for the month immediately preceding the rent adjustment.~~

b.Upon the establishment of each New Market Rental Value:

1)the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and

2)the first month of each Market Rental Value term shall become the new "Base Month" for the purpose of calculating any further Adjustments.

3)the Base Rent shall increase three (3%) percent annually during each option period.

☐~~III.Fixed Rental Adjustment(s) (FRA)~~

~~The Base Rent shall be increased to the following amounts on the dates set forth below:~~

~~On (Fill in FRA Adjustment Date(s)):~~	~~The New Base Rent shall be:~~

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☐~~IV.~~—I~~niti~~al ~~T~~e~~rm Adjustm~~e~~nts~~

~~The formula used to calculate adjustments to the Base Rate during the original Term of the Lease shall continue to be used during the extended term.~~

~~B.—NOTICE:~~

~~Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.~~

~~C.BROKER'S FEE:~~

~~The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the Sublease.~~

AIR CRE * https://www.aircre.com * 213-687-8777 * contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

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EXHIBIT A

PLOT PLAN DEPICTING THE PREMISES

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EXHIBIT B

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the Lessee Improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of Lessee’s construction of the Lessee Improvements, in sequence, as such issues will arise during the actual construction of the Lessee Improvements. All references in this Work Letter to Sections of “the Lease” shall mean the relevant portion of the sections of the Lease to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Work Letter.

SECTION 1

EXISTING BASE, SHELL AND CORE OF THE PREMISES

1.1Base, Shell and Core of the Premises as Constructed by Lessor. Lessor’s predecessor has constructed the base, shell, and core (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the “Base, Shell, and Core”). The Base, Shell and Core shall consist of those portions of the Premises and the floor of the Building on which the Premises is located which were in existence prior to the Start Date. Lessee shall accept the Premises and Base, Shell and Core in their “AS IS” condition, without representation, warranty or any improvements by Lessor except as expressly set forth in the Lease.

SECTION 2

LESSEE IMPROVEMENTS

2.1Allowances. Lessee shall be entitled to the one-time Allowances as set forth in Paragraph 53 of the Lease for the costs relating to the initial design and construction of Lessee’s improvements which are permanently affixed to the Premises (the “Lessee Improvements”). In no event shall Lessor be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Allowances. In the event that the actual cost of the Lessee Improvements is less than the Allowances, Lessee shall not be entitled to such excess or any credit, deduction or offset against rent or any other amounts due under the terms of the Lease, except that Lessee shall not be obligated to repay any part of the Amortized Allowance that is not disbursed. Notwithstanding the foregoing, Lessee shall have the right to use the Allowances in an amount not to exceed $607,705.00 to (i) pay for Lessee's costs incurred in connection with installing cabling in the Premises, and (ii) purchase and install furniture, fixtures and equipment at the Premises (collectively, the “Other Costs”). Lessor shall also pay to Lessee’s workplace program manager (as designated by Lessee) a fee in an amount not to exceed $91,155.75 (the “Workplace Program Manager Fee”), one-half of which shall be in addition to and not as part of the Allowances and shall be paid on the Start Date.

2.2Disbursement of the Allowances.

2.2.1Allowance Items. Except as otherwise set forth in this Work Letter, the Allowances shall be disbursed by Lessor for costs related to the construction of the Lessee Improvements, the Other Costs, and for the following items and costs (collectively, the “Allowance Items”): (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Work Letter in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Work Letter; (ii) the costs of any permits required in connection with the Lessee Improvements; (iii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings; (iv) the cost of any changes to the Construction Drawings or Lessee Improvements required by all applicable building codes (the “Code”); (v) payment of one-half of the Workplace Program Manager Fee; (vi) fees to Lessee’s construction manager; and (vii) payment to Lessor’s project manager a management fee in an amount not to exceed two and one-half percent (2-1/2%) of the Allowances (which shall be paid to Lessor’s project manager by Lessor withholding such amount from all disbursements of the Allowances, including the Final Retention).

2.2.2Disbursements. Lessee shall deliver to Lessor from time to time: (i) a request for payment from the Contractor (as defined below) on the form substantially equivalent to the latest AIA application and certification for payment; (ii) invoices evidencing the labor rendered and materials delivered to the Premises; (iii) executed conditional mechanics’ lien releases from those “Lessee’s Work Parties”, as that term is hereinafter defined (provided that laborers are not included for purposes of this subsection 2.2.2 or subsection 2.2.3) who have performed the Lessee Improvements for which payment is requested, which releases shall comply California Civil Code Section 8132, and (iv) executed unconditional mechanics’ lien releases from those Lessee’s Work Parties who have performed the Lessee Improvements for amounts disbursed by Lessor at least 30 days prior to submission of the current request for payment, which releases shall comply with the applicable California Civil Code Section 8134. Within ten (10) business days after submission of a request for payment, Lessor shall deliver a check to Lessee made payable to Lessee, or Lessee’s general contractor if requested by Lessee, in payment of the lesser of: (A) the amounts so requested by Lessee, as set forth in this Section 2.2.2, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Allowances (not including the Final Retention), provided that Lessor does not reasonably dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings”, as that term is defined in Section 3.4 below, or due to any defective work. If Lessor disputes any request (including a payment request pursuant to Section 2.2.3), Lessor shall, within five (5) business days after submission of a request for payment, deliver to Lessee a written notice stating in reasonable detail the basis of such dispute and the actions that Lessor believes are needed to resolve the dispute and Lessor shall pay to Lessee the undisputed portion of the request. Notwithstanding the foregoing, the Final Retention shall not apply to any design costs, permit fees, fees of Lessee’s construction manager or the Lessee’s workplace program manager’s management fee. Lessor’s payment of such amounts shall not be deemed Lessor’s approval or acceptance of the work furnished or materials supplied as set forth in Lessee’s payment request.

2.2.3Final Retention. Subject to the provisions of this Work Letter, a check for the Final Retention payable to Lessee shall be delivered by Lessor to Lessee after the Lessee Improvements are substantially complete and within ten (10) business days following Lessee’s receipt of the following (i) a request for payment from the Contractor on the form substantially equivalent to the latest AIA application and certification for payment; (ii) invoices as defined in Section 2.2.2 above, together with previously submitted invoices

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totaling the amount of the payment request (but not to exceed the amount of the Allowances), (iii) properly executed conditional mechanics’ lien releases in compliance with California Civil Code section 8136; (iv) Lessee has satisfied its obligations under Section 4.4 below (except as to clauses (i) and (ii) of Section 4.4), and (v) Lessor has determined that no substandard work by Lessee exists which materially and adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life safety or other systems of the Building, the curtain wall of the Building, or the structure of the Building (and issuance by the City of Carlsbad of a certificate of occupancy or similar sign-off shall be conclusively deemed to be satisfaction of the requirement of this clause (v)). Notwithstanding the foregoing, Lessee shall deliver to Lessor final unconditional lien releases in compliance with California Civil Code section 8138 for all Lessee Improvements after completion of the Lessee Improvements and within twenty (20) business days after Lessee’s receipt of the Final Retention and any unpaid disbursements of the Allowances pursuant to pending payment requests.

2.2.4Refusal Notice. If Lessor does not timely respond to any request for payment as set forth in Section 2.2.2 or 2.2.3 above, then Lessee shall be entitled to deliver a second written notice thereof to Lessor requesting such payment (each, a “Second Notice”), which Second Notice shall be sent to the following email addresses: adam@rafpacificagroup.com, edward@rafpacificagroup.com and jim@rafpacificagroup.com. If Lessor objects to any such request for payment, Lessor shall deliver written notice within five (5) business days after delivery of a Second Notice explaining Lessor's good faith reasons that the amounts described in the payment request are not due and payable by Lessor ("Refusal Notice"). If Lessor timely delivers a Refusal Notice, Lessor shall fund any undisputed portion of the requested payment and if Lessor and Lessee are not able to agree on the amounts to be so paid by Lessor, if any, within five (5) business days after Lessee's receipt of a Refusal Notice, then Lessor or Lessee shall have such dispute resolved by final and binding arbitration before a licensed architect mutually acceptable to the parties, with at least five (5) years of experience in the design and construction of similar commercial tenant improvements. If the parties cannot agree on the arbitrator within ten (10) business days after Lessee's receipt of a Refusal Notice, then either party may apply to the Chief Judge of the San Diego County Superior Court to appoint an arbitrator meeting such requirements. If Lessee prevails in any such arbitration, Lessor shall pay the outstanding amount of the requested payment within five (5) business days. The cost of such arbitration (including attorneys’ fees and costs of the prevailing party) shall be paid by the non-prevailing party in connection with such arbitration process. If such arbitration determines that the applicable amounts were due to Lessee, then Lessor shall be liable to Lessee for all Third Party Claims due to such non-payment. “Third Party Claims” means any claims, damages, liabilities, costs and expenses arising from any claims by the Lessee Work Parties, including additional costs to complete the Lessee Improvements and any mechanics lien claims.

2.2.5Forfeiture of Allowances. Lessee agrees that any portion of the Allowances that remains undisbursed eighteen (18) months after the Commencement Date shall be deemed forfeited by Lessee, and thereafter, Lessor shall have no further obligation to distribute the Allowances to Lessee, and Lessee shall have no further rights to such Allowances, provided that Lessor shall be obligated to disburse the Allowances to Lessee to the extent that a request for payment has been submitted to Lessor on or before the date that is eighteen (18) months after the Commencement Date. Lessor shall have no obligation to notify Lessee if any portion of the Allowances remains unpaid and Lessee has not submitted a request for payment of such prior to the expiration of such eighteen (18) month period.

2.2.6Failure to Pay Allowances. If Lessor fails to timely fund any portion of the Allowances within the time periods set forth above and fails to timely serve a Refusal Notice after receipt of a Second Notice, then Lessee shall be entitled to fund such amount(s) itself and to offset such amount(s) against Lessee's first obligations to pay monthly Rent until such amount has been fully recouped.

SECTION 3

CONSTRUCTION DRAWINGS

3.1Selection of Architect/Construction Drawings. Lessee shall retain an architect, subject to Lessor’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Lessee shall retain the engineering consultants approved by Lessor which approval shall not be unreasonably withheld, conditioned or delayed (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Lessee Improvements. Lessor hereby approves the following Architects and Engineers: Contractors: Smith Consulting Architects, Wiseman & Rohy Structural Engineering, Marino Design Consultants and MPE Consulting. Lessor shall approve or disapprove any other Architect or Engineer proposed by Lessee within ten (10) business days after receipt of the written request therefor. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall be subject to Lessor’s and Lessee’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lessee and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Lessee and Architect shall be solely responsible for the same, and Lessor shall have no responsibility in connection therewith. Lessor’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Lessor’s review of the same, or obligate Lessor to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Lessor or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Lessee by Lessor or Lessor’s space planner, architect, engineers, and consultants, Lessor shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

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3.2Preliminary Drawings. Lessee shall supply Lessor with its preliminary design drawings and specifications for the Lessee Improvements (the “Preliminary Drawings”) which shall include a layout and designation of all offices, rooms and other partitioning, and equipment to be contained therein. Lessor may request clarification or more specific drawings for special use items not included in the Preliminary Drawings. Lessor shall send notification to Lessee that it approves or disapproves of the Preliminary Drawings, no later than ten (10) business days after receipt thereof, such approval not to be unreasonably withheld, conditioned or delayed. If Lessor disapproves of the Preliminary Drawings, Lessor shall specify in reasonable detail the reasons for this disapproval and the changes requested by Lessor, as appropriate. If Lessor disapproves of the Preliminary Drawings, Lessee shall, within a reasonable time after receipt of Lessor's comments, send Lessor revised Preliminary Drawings addressing Lessor's comments. This procedure shall be repeated until Lessor has approved the Preliminary Drawings, except that Lessor shall send notification to Lessee that it approves or disapproves of any revisions to the Preliminary Drawings no later than five (5) business days after receipt thereof, and provided, that Lessor’s review of each revised issue of the Preliminary Drawings will be limited to the changes made to the previous issue thereof reviewed and approved by Lessor and any other portions of the Preliminary Drawings materially affected by such changes.

3.3Final Working Drawings. Upon the approval of the Preliminary Drawings by Lessor, Lessee shall, within a reasonable time period after such approval, cause the Architect and the Engineers to complete the architectural and engineering drawings for the Lessee Improvements, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Lessor for Lessor’s approval. Lessor shall send notification to Lessee that it approves or disapproves of the Final Working Drawings, no later than ten (10) business days after receipt thereof, such approval not to be unreasonably withheld, conditioned or delayed. If Lessor disapproves of the Final Working Drawings, Lessor shall specify in reasonable detail the reasons for this disapproval. If Lessor disapproves of the Final Working Drawings, Lessee shall, within a reasonable time period after receipt of Lessor's comments, send Lessor revised Final Working Drawings addressing Lessor's comments. This procedure shall be repeated until Lessor has approved the Final Working Drawings, except that Lessor shall send notification to Lessee that it approves or disapproves of any revisions to the Final Working Drawings no later than five (5) business days after receipt thereof, and provided, that Lessor’s review of each revised issue of the Final Working Drawings will be limited to the changes made to the previous issue thereof reviewed and approved by Lessor and any other portions of the Final Working Drawings materially affected by such changes.

3.4Permits. Promptly after approval by Lessor of the Final Working Drawings (the “Approved Working Drawings”) or, at Lessee’s election, such earlier date as permitted by the City, Lessee shall promptly submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and substantially complete the construction of the Lessee Improvements (the “Permits”), and, in connection therewith, Lessee shall coordinate with Lessor in order to allow Lessor, at its option, to take part in all phases of the permitting process and shall supply Lessor, with all plan check numbers and dates of submittal and obtain the Permits. Notwithstanding anything to the contrary set forth in this Section 3.4, Lessee hereby agrees that neither Lessor nor Lessor’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Lessee Improvements and that the obtaining of the same shall be Lessee’s responsibility; provided however that Lessor shall, in any event, cooperate with Lessee in executing permit applications and performing other ministerial acts reasonably necessary to enable Lessee to obtain any such permit or certificate of occupancy.

3.5Revisions to Approved Working Drawings. No material changes, modifications or alterations in the Approved Working Drawings (each, a “TI Change”) may be made without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lessor’s consent shall not be required for (i) immaterial or purely cosmetic changes to the Approved Working Drawings as long as such change would not require a building permit or (ii) any changes required by any municipal authorities. Lessor shall review and either approve or disapprove the TI Change within ten (10) business days after receipt of the written request therefor. If Lessor disapproves a TI Change, Lessor shall advise Lessee thereof within such ten (10) business day period, which written disapproval shall specify, in reasonable detail, the reasons for Lessor’s disapproval. It shall be reasonable for Lessor to disapprove a TI Change that would materially and detrimentally affect any of the Building utilities, systems or structure, or the value, use, or appearance of the Premises.

3.6Reasonable Efforts. Lessee shall use commercially reasonable efforts to cause the Architect and the Engineers to complete all phases of the Construction Drawings and the permitting process and to receive the permits promptly after the execution of the Lease,

3.7Meeting; Cooperate. Lessee shall meet with Lessor on a scheduled basis to be determined by the parties, to discuss Lessee’s progress in connection with completion of all phases of the Construction Drawings and the permitting process. Lessee and Lessor and their respective representatives and consultants shall exchange information and cooperate with each other on an ongoing basis in connection with the design and construction of the Building. If Lessee requires information, plans or other matters within the knowledge or control of Lessor reasonably necessary to complete plans and specifications (or any progress submission thereof) or to perform the Lessee Improvements, Lessor shall furnish such information within ten (10) business days after request therefor.

SECTION 4

CONSTRUCTION OF THE LESSEE IMPROVEMENTS

4.1Contractor. A general contractor shall be retained by Lessee to construct the Lessee Improvements. Such general contractor (“Contractor”) shall be approved in writing by Lessor, such approval not to be unreasonably withheld, conditioned or delayed. Lessee may, but is not obligated to, retain TFW Construction as its general contractor to construct the Lessee Improvements. Lessor hereby approves any of the following contractors as Lessee’s Contractor: Pacific Building Group, Bycor General Contractors or TFW Construction. Lessor shall approve or disapprove the proposed Lessee’s Contractor within ten (10) business days after receipt of the written request therefor. Promptly after approval by Lessor of the Contractor, Lessee shall cause the Contractor to prepare a construction schedule and Lessee shall submit the same to Lessor.

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4.2Lessee’s Work Parties. All subcontractors, laborers, materialmen, and suppliers used by Lessee and the Contractor are to be known collectively as “Lessee’s Work Parties.” All Lessee’s Work Parties that are performing Lessee Improvements to the Building electrical, mechanical, plumbing or fire life-safety systems or the Building structure must be approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed. Lessor shall approve or disapprove the proposed Lessee’s Work Parties within ten (10) business days after receipt of the written request therefore. If Lessor does not approve any of Lessee’s proposed subcontractors, laborers, materialmen or suppliers that Lessor has the right to approve, Lessee shall submit other proposed subcontractors, laborers, materialmen or suppliers for Lessor’s written approval.

4.3Construction of Lessee Improvements.

4.3.1Lessee’s Work Parties.

4.3.1.1Lessor’s General Conditions for Lessee’s Work Parties and Lessee Improvement Work. The Lessee Improvements shall be constructed substantially in accordance with the Approved Working Drawings.

4.3.1.2Indemnity. Lessee shall indemnify Lessor for any costs, losses or damages incurred in connection with Lessee’s non-payment of any amount arising out of the Lessee Improvements, unless due to Lessor’s failure to pay the Allowances when and as due.

4.3.1.3Requirements of Contractor. The Contractor shall guarantee to Lessee and for the benefit of Lessor that the Lessee Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. The Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract and any of its subcontracts that shall become defective within one (1) year after the completion of the work. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Lessee Improvements, and/or the Premises that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Lessee Improvements shall be contained in the Contract and shall be written such that such guarantees or warranties shall inure to the benefit of both Lessor and Lessee, as their respective interests may appear, and can be directly enforced by either. Lessee covenants to give to Lessor any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.3.1.4Insurance Requirements.

4.3.1.4.1General Coverages. The Contractor shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required by be carried by Lessee as set forth in this Lease. The Contractor shall submit to Lessor a Certificate of Insurance naming Lessor as additional insured.

4.3.1.4.2Special Coverages. Lessee shall carry “Builder’s All Risk” insurance in an amount to be approved by Lessor covering the construction of the Lessee Improvements. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Lessor including, but not limited to, the requirement that all of Lessee’s Work Parties (excluding laborers, materialmen, and suppliers) shall carry liability insurance and Contractor shall carry Products and Completed Operation Coverage insurance, in amounts, in form and with companies as are required to be carried by Lessee as set forth in this Lease.

4.3.1.4.3General Terms. Certificates for all insurance carried pursuant to this Section 4.3.1.4 shall be delivered to Lessor before the commencement of construction of the Lessee Improvements and before the Contractor’s equipment is moved onto the site. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. In the event that the Lessee Improvements are damaged by any cause during the course of the construction thereof, Lessee shall repair the same at Lessee’s sole cost and expense. The Contractor shall maintain all of the foregoing insurance coverage in force until the Lessee Improvements are completed in substantial conformance with the Approved Working Drawings and accepted by Lessor, except for any Products and Completed Operation Coverage insurance required by Lessor, which is to be maintained for ten (10) years following completion of the work and acceptance by Lessor and Lessee. All policies carried under this Section 4.3.1.4 shall insure Lessor and Lessee, as their interests may appear as well as Contractor and Lessee’s Work Parties. All insurance, except Worker’s Compensation, maintained by Lessee’s Work Parties shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Lessor by Lessee under Section 4.3.1.2 of this Work Letter and Paragraph 8.7 of the Lease.

4.3.2Governmental Compliance. The Lessee Improvements shall comply in all respects with the following: (i) the Applicable Requirements, as defined in the Lease; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.3.3Inspection by Lessor. Lessor shall have the right to inspect the Lessee Improvements at all times during construction, with prior notice to Lessee of no less than one (1) business day (except in case of emergency); provided however, that Lessor’s failure to inspect the Lessee Improvements shall in no event constitute a waiver of any of Lessor’s rights hereunder nor shall Lessor’s inspection of the Lessee Improvements constitute Lessor’s approval of the same. Lessor shall exercise reasonable efforts to perform such inspections in a manner that is reasonably designed to minimize interference with the performance of the Lessee Improvements and the operation of Lessee’s business in the Premises. Should Lessor disapprove any portion of the Lessee Improvements, Lessor shall promptly notify Lessee in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Lessor of, the Lessee Improvements shall be rectified by Lessee at no expense to Lessor, subject to Lessee’s right to reasonably

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contest Lessor’s disapproval, provided however, that in the event Lessor reasonably determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Lessee Improvements and such defect, deviation or matter adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Premises or the Building, unless Lessee rectifies the same within ten (10) business days after receipt of written notice thereof from Lessor, Lessor may take such action as Lessor reasonably deems necessary, at Lessee’s expense and without incurring any liability on Lessor’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Lessee Improvements until such time as the defect, deviation and/or matter is corrected to Lessor’s reasonable satisfaction.

4.4Notice of Completion; Copy of Record Set of Plans. Within ten (10) business days after completion of construction of the Lessee Improvements, Lessee shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the California Civil Code, and shall furnish a copy thereof to Lessor upon such recordation. If Lessee fails to do so, Lessor may execute and file the same on behalf of Lessee as Lessee’s agent for such purpose, at Lessee’s sole cost and expense. At the conclusion of construction, (i) Lessee shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to their actual knowledge that the “record-set” of as-built drawings are true and correct, without time limitations as to such certification, and (C) to deliver to Lessor two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, (ii) Lessee shall deliver to Lessor a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises, and (iii) Lessee shall deliver to Lessor the original signed permit card, indicating final approval by all applicable departments.

SECTION 5

MISCELLANEOUS

5.1Lessor Delay. The term “Lessor Delay” shall mean the length of any actual delay in the substantial completion of the Lessee Improvements due to (i) the failure of Lessor to timely approve or disapprove any matter requiring Lessor’s approval relating to this Work Letter, (ii) any other failure by Lessor to perform its obligations under this Work Letter, (iii) the failure of Lessor to timely complete those portion of the Lessor Work consisting of creating openings in the Building and installing glass roll-up doors in such openings and any other portions of the Lessor Work that affects the shell of the Building, or (iv) interference by Lessor or its agents, employees, representative or contractors with completion of the Lessee Improvements. The Commencement Date and the Expiration Date of the Lease shall be extended by one (1) day for each full day of any Lessor Delay. Notwithstanding the foregoing, no Lessor Delay shall be deemed to have occurred unless and until Lessee has provided written notice to Lessor’s Representative specifying the action or inaction that Lessee contends constitutes a Lessor Delay. If such action or inaction is not cured within one (1) business day after receipt of such notice, then a Lessor Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number of days that substantial completion of the Lessee Improvements was in fact delayed as a result of such action or inaction.

5.2Lessee’s Representative. Lessee has designated Mike Dendinger as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Lessor, shall have full authority and responsibility to act on behalf of the Lessee as required in this Work Letter.

5.3Lessor’s Representative. Prior to the commencement of construction of the Lessee Improvements, Lessor shall designate a representative with respect to the matters set forth in this Work Letter, who, until further notice to Lessee, shall have full authority and responsibility to act on behalf of the Lessor as required in this Work Letter.

5.4Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to business days. In all instances where Lessor or Lessee is required to approve or deliver an item, if no written notice of disapproval is given or the item is not delivered within the stated time period, at Lessor’s or Lessee’s (as the case may be) sole option, at the end of such period the item shall automatically be deemed approved or delivered by Lessee or Lessee (as the case may be) and the next succeeding time period shall commence.

5.5Lessee’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if a Breach as described in the Lease, has occurred and is continuing at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Lessor pursuant to the Lease, Lessor shall have the right to withhold payment of all or any portion of the Allowances, and (ii) all other obligations of Lessor under the terms of this Work Letter shall be forgiven until such time as such Breach is cured pursuant to the terms of the Lease.

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EXHIBIT C

FORM OF ENVIRONMENTAL QUESTIONNAIRE

LESSEE ENVIRONMENTAL QUESTIONNAIRE

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the Premises. Prospective lessees should answer the questions in light of their proposed operations at the Premises. Existing lessees should answer the questions as they relate to ongoing operations at the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1.	GENERAL INFORMATION

Name of Responding Company:

Check the Applicable Status: Prospective Lessee			Existing Lessee
Mailing Address:

Contact Person and Title:

Telephone Number:	(	)

Address of Leased Premises:

Length of Lease Term:

Describe the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted. Existing lessees should describe any proposed changes to ongoing operations.

2.	STORAGE OF HAZARDOUS MATERIALS

2.1.Will any hazardous materials be used or stored on-site?

Wastes	Yes	No

Chemical Products	Yes	No

2.2.	Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3.	STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the Premises?

Yes	No

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes	No

If so, describe.

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3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes	No

3.4	Were any regulatory agencies notified of the spill or leak?

Yes	No

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or removed?

Yes	No

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.	SPILLS
4.1	During the past year, have any spills occurred at the premises?

Yes	No

If yes, please describe the location of the spill.

4.2	Were any agencies notified in connection with such spills?

Yes	No

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills?

Yes	No

Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.	WASTE MANAGEMENT
5.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes	No

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes	No

If so, attach a copy of the most recent report filed.

5.3	Attach a list of the hazardous wastes, if any, generated or to be generated at the Premises, its hazard class and the quantity generated on a monthly basis.
5.4	Describe the methods of disposal for each waste. Indicate where and how often disposal will take place.

On-site treatment or recovery

Discharged to sewer

Transported and disposed of off-site

Incinerator

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

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5.6	Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the Premises:

Yes	No

If yes, please describe any existing or proposed treatment methods.

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the Premises.
6.	WASTEWATER TREATMENT/DISCHARGE
6.1	Do you discharge wastewater to:

Storm drain?	Sewer?

Surface water?	No industrial discharge

6.2	Is your wastewater treated before discharge?

Yes	No

If yes, describe the type of treatment conducted.

6.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the Premises.
7.	AIR DISCHARGES
7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes	No

7.2	Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

Spray booth

Dip tank

Drying oven

Incinerator

Other (please describe)

No equipment requiring air permits

7.3	Are air emissions from your operations monitored?

Yes	No

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations at the Premises.
8.	HAZARDOUS MATERIALS DISCLOSURES
8.1	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons or 200 cubic feet per month?

Yes	No

BLF	11	CEH
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8.2	Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

Yes	No

If so, attach a copy of the business plan.

8.3	Has your company adopted any voluntary environmental, health or safety program?

Yes	No

If so, attach a copy of the program.

9.	ENFORCEMENT ACTIONS, COMPLAINTS
9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes	No

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

Yes	No

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes	No

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes	No

If so, identify who conducted the audit and when it was conducted.

ALPHATEC SPINE, INC.,
a California corporation

By:
Name:
Title:

By:
Name:
Title:

BLF	12	CEH
Initials		Initials